Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ZIM Integrated Shipping Services Ltd.:

We consent to the incorporation by reference in the registration statement (No. 333-201716) on Form S-8 of Kenon Holdings Ltd. of our report dated March 12, 2025, with respect to the consolidated financial statements of ZIM Integrated Shipping Services Ltd., and the effectiveness of internal control over financial reporting which report is incorporated by reference in the Form 20-F of Kenon Holdings Ltd. dated March 30, 2026.

Somekh Chaikin
Member Firm of KPMG International
Haifa, Israel

March 30, 2026